EXHIBIT 99.1
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                     FIRST LITCHFIELD FINANCIAL CORPORATION
                 13 North Street, Litchfield, Connecticut 06759

News Release

For Immediate Release
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       First Litchfield Financial Corporation Announces Two New Directors

Litchfield, Connecticut--June 29, 2006--First Litchfield Financial Corporation (OTCBB:FLFL) (the "Company") the holding company for The First National Bank of Litchfield (the "Bank") announced today that John A. Brighenti of Canton, Connecticut, has been appointed to the Company's board of directors. Mr.
Brighenti, a lifelong Farmington Valley resident, is vice president of Avon Plumbing & Heating Company, Inc, a third-generation family-owned business. He is active in the community serving on several local boards. He will serve in the class of directors whose terms are to expire at the 2008 Annual Meeting of Shareholders, and until their successors are elected and qualified. In addition, Mr. Brighenti has been elected to serve as a director of the Bank effective June 29, 2006.

The Company's board also elected Patrick J. Boland of Litchfield, Connecticut, to the board of directors effective July 27, 2006. Mr. Boland's banking career spans 30 years. He is retired from Credit Suisse First Boston where he was a managing director. He holds an MBA in Finance. Mr. Boland will also serve in the class of directors whose terms are to expire at the 2008 Annual Meeting of Shareholders, and until their successors are elected and qualified. Moreover, Mr. Boland has also been elected to serve as a director of the Bank effective July 27, 2006.

The addition of the two new directors brings the total number of members of each board to 12.
                                               Safe Harbor Statement
Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company notes that a variety of factors could cause the actual results or experience to differ materially from the anticipated results or other expectations described or implied by such forward-looking statements relating to such matters as (a) assumptions concerning future economic and business conditions and their effect on the economy in general and on the markets in which the Company and the Bank do business, and (b) expectations for increased revenues and earnings for the Company and Bank through growth resulting from acquisitions, attractions of new deposit and loan customers and the introduction of new products and services. Such forward-looking statements are based on assumptions rather than historical or current facts and, therefore, are inherently uncertain and subject to risk. Such risks and uncertainties that may affect the operations, performance, development and results of the Company's and Bank's business include the following: (a) the risk of adverse changes in business conditions in the banking industry generally and in the specific markets in which the Bank operates; (b) changes in the legislative and regulatory environment that negatively impact the Company and Bank through increased operating expenses; (c) increased competition from other financial and nonfinancial institutions; (d) the impact of technological advances; and (e) other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such developments could have an adverse impact on the Company and the Bank's financial position and results of operation.

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                   About The First National Bank of Litchfield

One of the oldest nationally chartered banks in the country, The First National Bank of Litchfield (www.fnbl.com) has served the communities of Northwestern Connecticut since 1814. Its full-service banking offices are located in Canton, Goshen, Litchfield, Marble Dale, Roxbury, Torrington, and Washington Depot. A new branch in New Milford is opening July 1, 2006. The Bank provides consumer, commercial and retail investment and insurance products and services, and maintains a full-service Trust and Wealth Management division that offers asset management, custody and estate settlement services to individuals, non-profits and commercial customers.

Contact: Joseph J. Greco
         (860) 567-8752

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